SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934
(AMENDMENT NO.                    )
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WESCO FINANCIAL CORPORATION

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NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
PROXY STATEMENT
PROXIES AND REVOCATION
ELECTION OF DIRECTORS
EXECUTIVE OFFICERS
VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
SECTION 16 (a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
CORPORATE GOVERNANCE
COMPENSATION DISCUSSION AND ANALYSIS
BOARD OF DIRECTORS REPORT ON COMPENSATION
COMPENSATION OF EXECUTIVE OFFICERS
DIRECTOR COMPENSATION
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
AUDIT COMMITTEE REPORT
CODE OF BUSINESS CONDUCT AND ETHICS
OTHER MATTERS
PROPOSALS OF SHAREHOLDERS FOR 2010 ANNUAL MEETING
AVAILABLE INFORMATION

WESCO FINANCIAL CORPORATION
301 EAST COLORADO BOULEVARD, SUITE 300, PASADENA, CALIFORNIA 91101-1901
(626) 585-6700

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To Be Held May 6, 2009

The annual meeting of shareholders of Wesco Financial Corporation (“Wesco”) will be held in Ballroom “D” of the Exhibit Hall & Ballroom Building of The Pasadena Convention Center, 300 East Green Street, Pasadena, California 91101, on Wednesday, May 6, 2009 at 2:00 p.m. for the following purposes:

1.	To elect six directors to hold office until the next annual meeting of shareholders or until their respective successors shall have been duly elected and qualified.

2.	To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

The Board of Directors has fixed March 12, 2009, as of the close of business, as the record date for the determination of shareholders entitled to this notice and to vote at such annual meeting or any adjournment or adjournments thereof. A list of the shareholders as of such record date will be open to examination by any shareholder for any purpose germane to the meeting during ordinary business hours at Wesco’s principal office at 301 East Colorado Boulevard, Suite 300, Pasadena, California for a period of at least ten days prior to May 6, 2009.

All shareholders are requested to complete, sign and date the enclosed form of proxy promptly and return it in the accompanying postage-prepaid, self-addressed envelope, or, alternatively, to vote their shares over the Internet, at http://materials.proxyvote.com/950817, using the identification number on their form of proxy, whether or not they expect to attend the meeting, to assure that their shares will be represented. Any shareholder giving a proxy has the right to revoke it at any time before it is voted at the meeting.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE MEETING OF SHAREHOLDERS TO BE HELD MAY 6, 2009

This Notice of Annual Meeting of Shareholders, the accompanying Proxy Statement and Wesco’s combined printed annual report and Form 10-K for the Year Ended December 31, 2008 may be viewed and printed from Wesco’s website at www.wescofinancial.com, or at http://materials.proxyvote.com/950817.

By Order of the Board of Directors

Margery A. Patrick
Secretary

Pasadena, California
March 27, 2009

IMPORTANT

Whether or not you expect to attend the annual meeting, please complete, sign and date the enclosed form of proxy and return it promptly in the enclosed envelope, or, alternatively, you may vote your shares over the Internet, at http://materials.proxyvote.com/950817, using the identification number indicated on your form of proxy.

As stated above, Wesco’s annual shareholders’ meeting will be held in Ballroom “D” of the Exhibit Hall & Ballroom Building of The Pasadena Convention Center, 300 East Green Street (adjacent to the western side of The Pasadena Civic Auditorium), Pasadena, California 91101, at 2:00 p.m., on Wednesday, May 6, 2009. The Pasadena Convention Center’s parking structure may be accessed from Euclid Avenue, which runs north-south, to the east of the Center. Additional parking can be found nearby, in the shopping center across Green Street to the north, and at the corner of Green Street and Los Robles Avenue, a block to the east of the Convention Center.

WESCO FINANCIAL CORPORATION
301 EAST COLORADO BOULEVARD, SUITE 300, PASADENA, CALIFORNIA 91101-1901
(626) 585-6700

PROXY STATEMENT
FOR ANNUAL MEETING OF SHAREHOLDERS
MAY 6, 2009

This proxy statement (“Proxy Statement”) is furnished in connection with the solicitation by the Board of Directors of Wesco Financial Corporation (“Wesco”) of proxies to be voted at the May 6, 2009 annual meeting of the shareholders of Wesco (“Annual Meeting”), which will be held in Ballroom “D” of the Exhibit Hall & Ballroom Building of The Pasadena Convention Center, 300 East Green Street, Pasadena, California 91101, beginning at 2:00 p.m., Pacific time. This Proxy Statement is expected to be mailed to shareholders on or about March 27, 2009, together with Wesco’s combined annual report to shareholders and annual report to the Securities and Exchange Commission (“SEC”) on Form 10-K for the calendar year ended December 31, 2008.

PROXIES AND REVOCATION

The shares represented by each properly executed, unrevoked form of proxy received in time for the meeting will be voted in accordance with the instructions contained therein. Any shareholder giving a proxy has the power to revoke it at any time before it is voted at the meeting by filing with the Secretary of Wesco at 301 East Colorado Boulevard, Suite 300, Pasadena, California 91101-1901, a written revocation or a properly executed proxy bearing a later date, or by voting in person at the meeting.

Wesco intends to solicit proxies principally by the use of the mail. It will also request banks, brokerage firms and other custodians, nominees and fiduciaries to forward copies of the form of proxy and Proxy Statement to persons for whom they hold stock of Wesco and request authority for the execution of proxies. Wesco will reimburse such banks, brokerage firms and other custodians, nominees and fiduciaries for their actual expenditures incurred in connection therewith at not higher than usual and customary rates; facsimile transmissions are not considered necessary, and expenditures related thereto will not be reimbursed. Officers of Wesco may solicit proxies to a very limited extent by telephone, but without incremental cost to Wesco, except for actual out-of-pocket communication charges, which are expected to be insignificant. Thus, the cost of soliciting proxies will be paid by Wesco.

ELECTION OF DIRECTORS

At the Annual Meeting, the six nominees for Director receiving the highest number of affirmative votes will be elected Wesco directors (“Directors”). Each elected Director shall serve until the election and qualification of his or her respective successor (expected to be at the annual meeting to be held in May 2010) or upon earlier resignation (not currently anticipated). Each nominee currently serves as a Director and has been nominated by Wesco’s Board of Directors (the “Board”). Set forth below for each nominee is his or her principal occupation, business experience during at least the past five years, age, and certain other information.

CHARLES T. MUNGER, age 85, has been a Director since 1973, and Chairman of the Board and Chief Executive Officer of Wesco since 1984. He has also served Wesco as President since May 2005. He has been Chairman of the Board of Blue Chip Stamps (“Blue Chip”) since 1976, having joined its board in 1969; Blue Chip, the parent of Wesco, is engaged in the trading stamp business. Since 1978, Mr. Munger has been Vice Chairman of Berkshire Hathaway Inc. (“Berkshire”), the parent of Blue Chip; Berkshire is engaged in the property and casualty insurance business and many other diverse businesses. Mr. Munger is Chairman of the Board of Daily Journal Corporation, a publisher of specialty newspapers primarily in California. He is also a director and chairman of the audit committee of Costco Wholesale Corporation, which operates a large chain of membership warehouses.

CAROLYN H. CARLBURG, age 62, has been a Director since 1991. Since April 2005, she has been Chief Executive Officer of AIDS Research Alliance of America, Inc., a non-profit, national research organization which collaborates with scientists, universities and researchers worldwide. From July 2001, Ms. Carlburg was engaged in the practice of law under her own name and specialized in land use matters and business litigation. From 1997 through July 2001, she was Executive Director of the Center for Community & Family Services, Inc. Prior thereto, she practiced law under the name Carolyn H. Carlburg & Associates.

ROBERT E. DENHAM, age 63, has been a Director since 2000. He is a partner of Munger, Tolles & Olson LLP, a law firm which renders legal services for Wesco, Berkshire, and certain of their affiliates. In 1998, he rejoined that firm, with which he had been associated for twenty years, after serving Salomon Inc, a former investee of Berkshire, Wesco and several of their subsidiaries, in the following capacities: 1992 to 1997, Chairman and Chief Executive Officer of Salomon Inc; 1991 and 1992, general counsel of Salomon Inc and its investment banking subsidiary, Salomon Brothers. Mr. Denham is also a director of Chevron Corporation, an international energy company; Fomento Economico Mexicano, S.A. de C.V., a beverage and convenience store company; and New York Times Company, a diversified media company.

ROBERT T. FLAHERTY, age 71, has been a Director since May 2003. He is a Chartered Financial Analyst and is engaged in personal investments. From 1983 through 1996, he served as President of Flaherty & Crumrine Incorporated, a registered investment and commodities trading advisor. In addition, he served as a director of Flaherty & Crumrine Incorporated until 2002; he retired from that company in January 2003. During his affiliation with Flaherty & Crumrine Incorporated, Mr. Flaherty also served as Chairman, President and Chief Executive Officer of three publicly traded closed-end investment companies managed by that firm.

PETER D. KAUFMAN, age 54, has been a Director since May 2003. He is Chairman and Chief Executive Officer of Glenair, Inc., a privately held manufacturer of electrical and fiber optic components and assemblies for the aerospace industry. He has served in various capacities at that company since 1977. Mr. Kaufman has also been a director of Daily Journal Corporation since September 2006.

ELIZABETH CASPERS PETERS, age 83, has been a Director since 1959 except for the period 1961 to 1967. She is engaged in personal investments.

EXECUTIVE OFFICERS

In addition to Mr. Munger, Wesco has three executive officers, who are listed below. All officers are elected by the newly elected Board to serve for the next twelve months or until their successors have been elected and qualified. Set forth below for each executive officer other than Mr. Munger is his principal occupation, business experience during at least the past five years, age, and certain other information.

JEFFREY L. JACOBSON, age 61, has served as Vice President and Chief Financial Officer of Wesco since 1984. He has served MS Property Company, a wholly owned Wesco subsidiary, as Vice President and Chief Financial Officer since 1993, and as a director since May 2005. He has served in various financial and other offices of Blue Chip since joining it in 1977 - currently he is Vice President and Chief Financial Officer — and has served as a Blue Chip director since 1987.

ROBERT E. SAHM, age 81, has, since 1971, served Wesco as Vice President in charge of building management and, ultimately, all real estate operations; prior thereto, he served as Building Manager from 1967. Since May 2005, he has served MS Property Company as President, and, prior thereto, as Senior Vice President in charge of property management, development and sales, and as a director, since 1993.

CHRISTOPHER M. GRECO, age 31, has served Wesco as Treasurer since January 2005. He has also served MS Property as Executive Vice President since January 2008 and, prior thereto, as Treasurer, since January 2005. He has also served Blue Chip as Treasurer since January 2005. Prior thereto, from November 2002, he was employed by PriceWaterhouseCoopers, providing audit, tax-related and business consulting services to publicly traded and privately owned companies, and other clients of that accounting firm.

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

On March 12, 2009, the record date for determination of shareholders entitled to notice of and to vote at the Annual Meeting, a total of 7,119,807 shares of capital stock were outstanding. Such shares are the only voting securities of Wesco. All information regarding stock ownership is given as of the close of business on March 12, 2009.

Shareholders have the right to elect Directors by cumulative voting in accordance with Wesco’s bylaws: Each share has votes equal to the number of Directors to be elected (six), and the votes may be cast for one candidate or distributed among two or more candidates. On all other matters, each share has one vote. Votes withheld as to specific Directors on forms of proxy are treated as votes cast in determining if a quorum is present to transact business but are excluded from the votes cast in favor of such Directors. A majority of Wesco’s outstanding capital shares as of March 12, 2009 must be represented in person or by proxy to constitute a quorum for the Annual Meeting.

The persons appointed by the Board as proxies on the accompanying form of proxy have informed the Board of their intent to distribute, in such proportion as they see fit, the authorized votes represented by proxies (i) in favor of the election of the six nominees named above, or (ii) in the event one or more of said nominees is or are unable to serve, for the remainder of the nominees named above supplemented by any substitute nominee or nominees selected by the Board.

Blue Chip, a wholly owned subsidiary of Berkshire, owns 5,703,087 shares (80.1%) of Wesco capital stock. Warren E. Buffett, Chairman of the Board and Chief Executive Officer of Berkshire, has economic interest with respect to 26.9% of Berkshire’s common stock. Mr. Buffett may be deemed to be in control of Berkshire; and Mr. Buffett, as well as Berkshire, may be deemed to be in control of Blue Chip and Wesco. Charles T. Munger, Chairman of the Board and President of Wesco, is also Vice Chairman of the Board of Berkshire; he has sole economic interest with respect to 1.0% of Berkshire’s common stock. Mr. Munger consults with Mr. Buffett with respect to Wesco’s investment decisions and major capital allocations. No other Director or executive officer of Wesco owns one percent or more of any class of Berkshire common stock, and the amount of Berkshire common stock owned in the aggregate by all Wesco Directors and executive officers (other than Mr. Munger) is less than one percent of each class.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Wesco’s capital stock is the only class of its outstanding capital stock. Blue Chip is the only organization or individual known to Wesco’s management to own beneficially 5% or more of its outstanding shares. Berkshire has two classes of common stock, designated Class A and Class B. Beneficial ownership of Wesco capital stock and Berkshire common stock by Blue Chip and by all Wesco Directors and executive officers who own shares is set forth below.

	Wesco Capital Stock				Berkshire Class A Stock			Berkshire Class B Stock
	Amount and Nature				Amount and Nature			Amount and Nature
	of Beneficial		Percent		of Beneficial		Percent	of Beneficial		Percent
Name	Ownership(1)		of Class		Ownership(1)		of Class	Ownership(1)		of Class

Blue Chip Stamps	5,703,087	(2)	80.1%		—		—	—		—
Carolyn H. Carlburg	—		—		—		—	10		*
Robert E. Denham	1,270	(3)		*	60	(4)	*	167	(4)	*
Robert T. Flaherty	—		—		147		*	10	(5)	*
Peter D. Kaufman	1,000			*	—		—	46	(6)	*
Charles T. Munger	—		—		13,181		1.2%	—		—
Elizabeth Caspers Peters	68,848	(7)	1.0		—		—	—		—
Christopher M. Greco	—		—		—		—	5	(8)	*
Jeffrey L. Jacobson	—		—		2		*	124	(9)	*
Robert E. Sahm	3,150			*	—		—	30		*
All directors and executive officers as a group	74,268	(2,3,7,10)	1.0		13,390	(4)	1.2	392	(4,5,6,8,9)	*

*	Less than 1%.

(1)	Beneficial owner has sole voting and investment power, except as indicated. With respect to Berkshire shares, each share of Class A stock is convertible into thirty shares of Class B stock at the option of the shareholder. As a result, pursuant to Rule 13d-3(d)(1) of the Securities Exchange Act of 1934, a shareholder is deemed to have beneficial ownership of the shares of Class B stock which such shareholder may acquire upon conversion of the Class A stock. In order to avoid overstatement in this table, the amount of Class B stock beneficially owned does not take into account such shares of Class B stock which may be acquired upon conversion (an amount which is equal to 30 times the number of shares of Class A stock held by a shareholder). The percentage of outstanding Class B stock is based on the total number of shares of Class B stock outstanding as of March 12, 2009 and does not take into account shares of Class B stock which may be issued upon conversion of Class A stock.

(2)	Voting and investment power may be deemed to be controlled by Berkshire and Warren E. Buffett by virtue of the relationships described on page 3. Blue Chip’s principal executive offices are located at 301 East Colorado Boulevard, Suite 300, Pasadena, California 91101-1901. Berkshire’s principal executive offices are located at 1440 Kiewit Plaza, Omaha, Nebraska 68131, which is also Mr. Buffett’s principal address.

(3)	Includes 270 shares held by Mr. Denham’s spouse, as to which Mr. Denham disclaims beneficial ownership.

(4)	Includes 20 Class A shares and 45 Class B shares as to which Mr. Denham has shared beneficial ownership by virtue of a power of attorney, allowing Mr. Denham investment power but with respect to which he has no voting power. Also includes 92 Class B shares as to which Mr. Denham has voting and investment power but with respect to which he has no economic interest.

(5)	Represents shares held by a trust of which Mr. Flaherty is a trustee and possesses shared voting and investment power, but with respect to which he disclaims any economic interest.

(6)	Represents shares held by Mr. Kaufman’s spouse, as to which Mr. Kaufman disclaims beneficial ownership.

(7)	Includes 16,843 shares held by a trust of which Mrs. Peters is co-trustee with her children and income beneficiary.

(8)	Includes 1 share held by Mr. Greco’s spouse, as to which Mr. Greco disclaims beneficial ownership.

(9)	Includes 11 shares held jointly by Mr. Jacobson and his spouse as to which Mr. Jacobson has shared voting and investment power.

(10)	Does not include the 5,703,087 shares (80.1%) held by Blue Chip, of which Charles T. Munger and Jeffrey L. Jacobson are directors and executive officers and Christopher M. Greco is an executive officer.

SECTION 16 (a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 (the “Exchange Act”) requires Wesco’s executive officers and Directors, and persons who own more than ten percent of Wesco’s outstanding capital stock, to file reports of ownership and changes in ownership with the SEC. Copies of all such Section 16(a) reports must be furnished to Wesco.

Based solely on its review of the copies of such Section 16(a) reports received by it, and representations from certain persons subject to Section 16(a) reporting that no such reports were required to be filed, Wesco believes that its executive officers, Directors, and beneficial owners of more than ten percent filed all such required reports on a timely basis during 2008.

CORPORATE GOVERNANCE

Director Independence.  Because 80.1% of Wesco’s capital stock is owned by Blue Chip, the Board has determined that Wesco is a “controlled company” within the meaning of Section 801 of the listing standards of the American Stock Exchange (“AMEX”), on which Wesco’s shares are traded. Controlled companies are exempted from a number of AMEX listing standards, including the requirement to have a majority of independent directors and the requirement to have director nominees selected by a nominating committee comprised entirely of independent directors or by a majority of the independent directors. Controlled companies are also exempt from the requirement to have the compensation of the issuer’s officers determined by a compensation committee comprised solely of independent directors or by a majority of the independent directors.

Nonetheless, the Board has affirmatively determined that Carolyn H. Carlburg, Robert T. Flaherty, Peter D. Kaufman and Elizabeth Caspers Peters are “independent” as defined in Section 121(A) of the AMEX listing standards.

Committees.  Wesco has a standing audit committee (“Audit Committee”) established in accordance with Section 3(a)(58)(A) of the Exchange Act that is responsible for assisting the Board in fulfilling its responsibilities as they relate to Wesco’s accounting policies, internal controls and financial reporting practices. The members of the Audit Committee are Carolyn H. Carlburg (Chair), Robert T. Flaherty and Peter D. Kaufman. The Board has determined that each of these Directors is independent in accordance with AMEX listing standards, and with Rule 10A-3 promulgated under the Exchange Act. The Board has determined that Messrs. Flaherty and Kaufman are each “audit committee financial experts” as that term is used in Item 407 of Regulation S-K promulgated under the Exchange Act. The Audit Committee’s charter is available at www.wescofinancial.com.

The Audit Committee is the only standing committee of the Board. Wesco does not have a nominating committee or a compensation committee. Wesco’s nominating procedure is described below, under “Nominations.” Its compensation practices are discussed on page 7 under “Compensation Discussion and Analysis.” With the exception of Mr. Sahm, Wesco’s executive officers are not employees of Wesco or its subsidiaries and are instead remunerated by Blue Chip. Because of the simplicity of Wesco’s executive compensation program, Wesco believes it is appropriate for the full Board to review and approve any reimbursement to Blue Chip for the services of Wesco’s executive officers without delegating that duty to a separate committee. Wesco does not reimburse Blue Chip for the services of Mr. Munger, Wesco’s Chairman, President and Chief Executive Officer.

Meetings.  During 2008, the Directors held four Board meetings and the Audit Committee held four meetings. No Director attended fewer than 75 percent of the combined total number of meetings of the Board and Audit Committee (if a member thereof) held during the year. Wesco does not require its Directors to attend annual meetings of shareholders, but all current Directors attended the 2008 annual meeting.

Nominations.  There is no standing nominating committee, and the entire Board is responsible for selecting nominees for election as Directors. Wesco believes that the Board is able to fully consider and select appropriate nominees for election to the Board without delegating that responsibility to a committee of independent Directors or adopting formal procedures. Candidates have traditionally been recommended to the Board by Mr. Munger or one of the other Directors, and there is not a formal process for identifying or evaluating new Director nominees. Candidates recommended by shareholders will be evaluated in the same manner as candidates recommended by others, although the Board may prefer candidates of good repute who are personally known to Directors. The Board will consider all relevant qualifications as well as the needs of Wesco in terms of compliance with AMEX listing standards and SEC rules.

A shareholder wishing to recommend a candidate for Director should send a letter to Wesco Financial Corporation, attention of the Secretary, at 301 East Colorado Boulevard, Suite 300, Pasadena, California 91101-1901. The mailing envelope must contain a clear notation indicating that the enclosed letter is a “Director Nominee Recommendation.” The letter must identify the author as a shareholder and provide a brief summary of the candidate’s qualifications, as well as contact information for both the candidate and the shareholder. At a minimum, candidates for election to the Board should meet the independence requirements of Section 121(A) of the AMEX listing standards and Rule 10A-3 under the Exchange Act. Candidates should also have relevant business and financial experience, and they must be able to read and understand fundamental financial statements.

Board of Director Interlocks and Insider Participation.  Charles T. Munger, Chairman of the Board, President and Chief Executive Officer of Wesco, is also Chairman of the Board of Blue Chip and Vice Chairman of the Board of Berkshire. Jeffrey L. Jacobson, Vice President and Chief Financial Officer of Wesco, is also a director of and Vice President and Chief Financial Officer of Blue Chip. Mr. Munger participated in discussions of Wesco’s Board regarding executive officer compensation.

Shareholder Communications with the Board.  Shareholders who wish to communicate with the Board or with a particular Director may send a letter to the attention of the Secretary, Wesco Financial Corporation, at 301 East Colorado Boulevard, Suite 300, Pasadena, California 91101-1901. The mailing envelope must contain a clear notation indicating that the enclosed letter is a “Shareholder-Board Communication” or “Shareholder-Director Communication.” All such letters must identify the author as a shareholder and clearly state whether the intended recipients are all of the members of the Board or just certain specified individual Directors. The Secretary will make copies of all such letters and forward them to the appropriate Director or Directors.

Related Person Transactions.  Wesco-Financial Insurance Company (“Wes-FIC”), a wholly owned subsidiary of Wesco, is headquartered in Omaha, Nebraska, where its business is administered by employees of wholly owned insurance subsidiaries of Berkshire. From time to time, Berkshire has offered to Wes-FIC, and Wes-FIC (with Wesco’s concurrence) has accepted, retrocessions of portions of reinsurance contracts under arrangements described on page 11 of Wesco’s 2008 Annual Report on Form 10-K. Wesco’s and Wes-FIC’s boards believe all such retrocessions have been entered into at terms more favorable than Wes-FIC could have obtained elsewhere. In 2008, written premiums of $298,622,000 were retroceded to Wes-FIC by insurance subsidiaries of Berkshire. Kansas Bankers Surety Company (“KBS”), wholly owned by Wes-FIC, is supervised by Berkshire subsidiaries. For several years, two Berkshire subsidiaries have provided reinsurance for KBS at rates believed to be market prices. In 2008, premiums of $3,421,000 were ceded to Berkshire subsidiaries and $11,029,000 in reinsured losses were allocated to them.

Pursuant to a written policy, Wesco’s Audit Committee must ratify or reject any transaction or proposed transaction in which Wesco is a participant if the amount involved exceeds $120,000 and a “related person” is also a participant, as that term is defined by the federal securities laws. The transactions with Berkshire and its subsidiaries described above were ratified by Wesco’s Audit Committee.

COMPENSATION DISCUSSION AND ANALYSIS

Wesco is a holding company with no employees of its own. Accordingly, Wesco’s program of executive compensation is believed different from most public corporations’ programs. Messrs. Munger, Jacobson and Greco are not employees of Wesco or a Wesco subsidiary (together, the “Wesco Group”); nor are they or have they been remunerated directly by any member of the Wesco Group for their services. All three have been employed by Blue Chip. Messrs. Munger and Jacobson are directors, and Mr. Munger is chairman of the board, of Blue Chip.

The Wesco Group reimburses Blue Chip for the services of Messrs. Jacobson and Greco, based on Blue Chip’s cost of their compensation, including related taxes and benefits, and an estimate of the relative time each individual has devoted to the business of each company.

In determining the allocation to the Wesco Group, Blue Chip’s actual cost is simply multiplied by the percentage of time Messrs. Jacobson and Greco estimate in good faith that they devote to the business of the Wesco Group. In 2008, that percentage was approximately 90% for both Messrs. Jacobson and Greco. Nothing else is considered by Mr. Munger or by Wesco’s Board of Directors in the determination and approval of the amounts reimbursed to Blue Chip.

Mr. Jacobson has primary responsibility for all aspects of accounting, financial reporting, and income tax reporting for Blue Chip, Wesco and MS Property. He also performs the other duties typical of chief financial officers on behalf of each of these companies. Mr. Greco assists him in these functions.

Mr. Greco has hands-on responsibility for the Sarbanes-Oxley-required documentation and testing of internal controls over financial reporting at the Wesco parent company and MS Property levels, and, ultimately, for the testing of internal controls over financial reporting for the Wesco Group. He is also directly responsible for Wesco’s internal audit function, from the parent company perspective.

Mr. Munger determines the level of compensation of Blue Chip’s executive officers using subjective factors, including individual performance, changes in responsibility and inflation. The profitability of Blue Chip is not considered in setting its executives’ compensation. Wesco and its subsidiaries do not reimburse Blue Chip for Mr. Munger’s services. The Board, at least annually, reviews and approves the compensation of, or any reimbursement to Blue Chip for, Wesco’s executive officers based on the recommendation of Mr. Munger.

The sharing of executives as well as the allocation of their compensation among Blue Chip and the Wesco Group, was the product of evolution. Mr. Jacobson had been involved in the financial reporting for Blue Chip as an auditor with Price Waterhouse beginning in 1969, and, as an employee of Blue Chip since 1977. He has also been involved in the development of consolidated Wesco financial information for inclusion in the consolidated financial reporting of Blue Chip, when it was a publicly owned company until mid-1983, and of Berkshire Hathaway, since approximately the mid-1970s. Throughout the early 1980s he had assumed increasing responsibilities for the financial and income tax reporting for Wesco and its savings and loan subsidiary, in addition to his similar responsibilities for Blue Chip.

In 1984, Mr. Munger, Chairman and CEO of Blue Chip, as well as a Wesco Director, became Chairman and CEO of Wesco and of its savings and loan subsidiary, and Mr. Jacobson was appointed Chief Financial Officer of Wesco and of its savings and loan subsidiary. He also retained his financial reporting responsibilities for Blue Chip, and Blue Chip began to apportion the cost of Mr. Jacobson’s compensation and benefits to Wesco and its subsidiary.

When Mr. Greco was hired, because Wesco did not and still does not have any employees of its own, he logically became an employee of Blue Chip just like Mr. Jacobson.

No tax considerations have been taken into account in the structuring of Wesco’s executive compensation or in the allocation of such compensation among Blue Chip and the Wesco Group, and no outside compensation consultants have been used.

Factors considered by Mr. Munger in setting the level of remuneration of Mr. Sahm, who is employed by a member of the Wesco Group and not Blue Chip, are typically subjective and include his performance, changes in responsibilities and inflation. Neither the profitability of Wesco nor the market price of Wesco’s stock is considered in setting executive compensation.

BOARD OF DIRECTORS REPORT ON COMPENSATION

The Board reviewed and discussed the Compensation Discussion and Analysis section with Wesco management and, based on such review and discussion, recommended that the Compensation Discussion and Analysis be included in this proxy statement.

Submitted by Wesco’s Board of Directors: Charles T. Munger, Carolyn H. Carlburg, Robert E. Denham, Robert T. Flaherty, Peter D. Kaufman and Elizabeth Caspers Peters.

COMPENSATION OF EXECUTIVE OFFICERS

The following table shows compensation paid by the Wesco Group to Wesco’s executive officers for the years ended December 31, 2008, 2007 and 2006.(1)

		Annual Compensation
Name and Capacity in Which Served	Year	Salary(2)	Bonus(3)	All Other(4)	Total

Charles T. Munger — Chairman of the Board,	2008	$—	$—	$—	$—
President and Chief Executive Officer of Wesco	2007	—	—	—	—
	2006	—	—	—	—
Jeffrey L. Jacobson — Vice President and Chief Financial	2008	286,000	—	—	286,000
Officer of Wesco and MS Property Company	2007	234,000	—	—	234,000
	2006	228,000	—	—	228,000
Robert E. Sahm — Vice President of Wesco and	2008	235,200	20,000	22,128	277,328
President of MS Property Company	2007	225,900	19,250	10,051	255,151
	2006	217,200	18,450	17,244	252,894
Christopher M. Greco — Treasurer of Wesco and	2008	177,600	—	—	177,600
Executive Vice President of MS Property Company	2007	141,000	—	—	141,000
	2006	120,000	—	—	120,000

(1)	Wesco has no equity plans, deferred compensation arrangements, non-equity incentive plans, pensions or other arrangements for its executive officers. All compensation of its executive officers is disclosed in the table.

(2)	Messrs. Munger, Jacobson and Greco have been employees of, and compensated by, Blue Chip but have spent a portion of their time on the activities of Wesco and its subsidiaries. Figures shown for Messrs. Jacobson and Greco represent amounts paid to Blue Chip by Wesco or its subsidiaries for their services. Blue Chip has not been compensated by Wesco or its subsidiaries for Mr. Munger’s services. Mr. Munger was paid a total of $100,000 annually by Blue Chip for 2008, 2007 and 2006. Mr. Sahm is compensated by MS Property Company.

(3)	Mr. Sahm’s bonus is based on a length-of-service formula applicable to all employees of MS Property Company and is equal to one month’s salary.

(4)	Represents value of company-owned automobile and club dues paid by MS Property.

DIRECTOR COMPENSATION

Directors who are not officers currently receive fees totaling $9,000 per year, plus $750 for each special meeting which they attend. Mr. Munger does not receive any compensation for serving as a Director. Wesco’s directors do not participate in any equity plans, deferred compensation arrangements, non-equity incentive plans, pensions or other arrangements. All compensation is paid in cash and is disclosed in the table.

Name	Cash Fees

Carolyn H. Carlburg(1)	$18,000
Robert E. Denham	9,000
Robert T. Flaherty(2)	12,000
Peter D. Kaufman(2)	12,000
Elizabeth Caspers Peters	9,000

(1)	Includes $9,000 received by Ms. Carlburg as chair of the Audit Committee.

(2)	Includes additional fees of $3,000 each, paid to Messrs. Flaherty and Kaufman as members of the Audit Committee, representing $750 per meeting attended.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Wesco’s consolidated financial statements are required to be included in the consolidated financial statements of its 80.1% parent, Berkshire. Accordingly, to facilitate the efficient examination of the statements of both companies, Wesco’s Audit Committee, effective with the year 2004, delegated to Berkshire’s audit committee authority to select a public accounting firm to audit Wesco’s consolidated financial statements, subject to ratification by Wesco’s Audit Committee. Deloitte & Touche LLP (“Deloitte”) was selected by Berkshire’s audit committee for 2008 and the appointment was ratified by Wesco’s Audit Committee. Independent auditors for the year 2009 have not yet been selected or ratified. Representatives of Deloitte are expected to be present at the Annual Meeting. They will be given an opportunity to make a statement if they so desire and to respond to any appropriate questions.

Audit Fees.  In 2008, Berkshire allocated to Wesco $849,450, representing Wesco’s share of billings by Deloitte for the audits of the 2008 consolidated financial statements of Berkshire and all of its subsidiaries including Wesco and its subsidiaries. Such services included testing required by the Sarbanes-Oxley Act of 2002, as well as reviews of the financial statements included in Wesco’s Quarterly Reports to the SEC on Form 10-Q for 2008. In 2007, Berkshire allocated to Wesco $672,000 for Deloitte’s audit services.

Audit-Related Fees.  In 2007, Wesco was charged $4,300 by Deloitte for services provided in connection with its assistance with communications received by Wesco from the SEC in connection with the SEC’s review of Wesco’s 2006 Annual Report on Form 10-K and 2007 Quarterly Reports on Form 10-Q. There were no other audit-related fees billed by Deloitte or allocated by Berkshire in 2008 or 2007.

Tax Fees.  There were no fees billed by Deloitte or allocated by Berkshire in either 2008 or 2007 for tax compliance, tax advice or tax planning for Wesco or its subsidiaries.

All Other Fees.  There were no fees billed by Deloitte or allocated by Berkshire in either 2008 or 2007 other than those set forth above.

Audit Fees Pre-approval Policy.  Beginning in 2004, Wesco’s Audit Committee delegated to Berkshire’s audit committee authority to pre-approve other audit and non-audit services for Wesco that are to be performed by the independent registered public accounting firm that audits Berkshire and its subsidiaries, including Wesco and its subsidiaries. Berkshire’s pre-approval policy requires that Berkshire’s audit committee pre-approve all services the independent registered public accounting firm provides, including audit services, audit-related services, tax and other services. Some services have a general pre-approval. The term of any general pre-approval is 12 months from the date of pre-approval, unless the Berkshire audit committee considers a different period and states otherwise. Berkshire’s audit committee will annually review and pre-approve the services that may be provided by the independent registered public accounting firm without obtaining specific pre-approval. It will revise the list of general pre-approved services from time to time, based on subsequent determinations. Any proposed services exceeding pre-approved cost levels or budgeted amounts will also require specific pre-approval by Berkshire’s audit committee. Wesco has been informed that all services performed by Deloitte in 2008 on behalf of Wesco and its subsidiaries were pre-approved in accordance with the pre-approval policy adopted by Berkshire’s audit committee, and Wesco’s Audit Committee has ratified all such pre-approvals.

AUDIT COMMITTEE REPORT

Wesco’s Audit Committee (the “Audit Committee”) operates pursuant to a written charter (“Charter”) providing for the Audit Committee to assist the Board in fulfilling its oversight responsibilities by performing, among other things, the following functions: monitoring the integrity of the financial reporting process and internal controls; monitoring the independence and performance of the independent registered public accounting firm; and facilitating communication among the Board, management and the independent registered public accounting firm. A copy of the Charter is available on Wesco’s website at www.wescofinancial.com.

In performing its functions for the year ended December 31, 2008, the Audit Committee completed a number of procedures, including those specified in the Charter. In particular, the Audit Committee:

•	Reviewed and discussed Wesco’s unaudited consolidated financial statements for the quarters ended March 31, June 30 and September 30, 2008, and audited consolidated financial statements for the year ended December 31, 2008 with Wesco’s management and Deloitte.

•	Discussed with Deloitte the matters required to be discussed by Statement on Auditing Standards No. 114, Communications with Audit Committees, as amended, promulgated by the Auditing Standards Board of the American Institute of Certified Public Accountants (“AICPA”).

•	Received the written disclosures and letter from Deloitte required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence, and discussed with Deloitte its independence, including whether the provision of its services is compatible with maintaining its independence.

Based upon the reviews and discussions referred to above, and the report of Deloitte, the Audit Committee recommended to the Board that Wesco’s audited consolidated financial statements for 2008 be included in its annual report to shareholders and its annual report to the SEC on Form 10-K, and the Board concurred.

Submitted by Wesco’s Audit Committee: Carolyn H. Carlburg (Chair), Robert T. Flaherty and Peter D. Kaufman.

CODE OF BUSINESS CONDUCT AND ETHICS

Wesco has adopted a Code of Business Conduct and Ethics (the “Code”) applicable to its Directors, officers and employees and those of its subsidiaries. A copy of the Code may be accessed through Wesco’s website, www.wescofinancial.com.

OTHER MATTERS

As far as Wesco is aware, there are no matters to be brought before the May 6, 2009 annual meeting other than the election of Directors. Should any other matters come before the meeting, action will be taken thereon by the persons appointed as proxies on the accompanying form of proxy, or their substitutes, according to their discretion.

PROPOSALS OF SHAREHOLDERS FOR 2010 ANNUAL MEETING

Any shareholder proposal intended to be considered for inclusion in the proxy statement for presentation at the annual meeting of shareholders expected to be held in May 2010 (the “2010 annual meeting”) must be received by Wesco by November 27, 2009. The proposal must be in accordance with the provisions of Rule 14a-8 promulgated by the SEC under the Exchange Act. It is suggested the proposal be submitted by certified mail, return receipt requested. Shareholders intending to present proposals at the 2010 annual meeting without having the proposals included in the proxy statement must notify Wesco of such intentions before February 10, 2010. After such date, Wesco’s proxy in connection with the 2010 annual meeting of shareholders may confer discretionary authority on the Board to vote on any such proposals. In addition, Wesco reserves the right, through its directors, officers or proxies, to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with the applicable deadline and other requirements.

AVAILABLE INFORMATION

Wesco has mailed its combined printed annual report and Form 10-K for the year 2008 to shareholders of record as of March 12, 2009. The exhibits to the Form 10-K will be provided upon request and payment of copying charges. Requests for the exhibits or additional copies of the combined report should be directed to Margery A. Patrick, Secretary, Wesco Financial Corporation, 301 East Colorado Boulevard, Suite 300, Pasadena, California 91101-1901. Wesco’s combined printed annual report and Form 10-K, as well as this Proxy Statement and the Notice of Annual Meeting of Shareholders, may be accessed through Wesco’s website, www.wescofinancial.com, and through a website provided by Broadridge Financial Solutions, Inc. (“Broadridge”), a company Wesco has selected to distribute such materials under the new Universal Internet Availability Rule, at http://materials.proxyvote.com/950817. Portions that have been electronically filed with the SEC are available through the SEC’s website at www.sec.gov.

* * * * *

By Order of the Board of Directors

Margery A. Patrick
Secretary

Pasadena, California
March 27, 2009

Directions to Annual Meeting

Meeting — The annual shareholders’ meeting of Wesco Financial Corporation will be held in Ballroom “D” of the Exhibit Hall and Ballroom Building of The Pasadena Convention Center, 300 East Green Street, (adjacent to the western side of The Pasadena Civic Auditorium), in Pasadena, California, at 2:00 p.m., on Wednesday, May 6, 2009.

Parking — The Pasadena Convention Center’s parking structure may be accessed from Euclid Avenue, which runs north-south, to the east of the Center. Additional parking can be found nearby, in the shopping center across Green Street to the north, and at the corner of Green Street and Los Robles Avenue, a block to the east of the Convention Center.

WESCO FINANCIAL CORPORATION
Directions to Annual Meeting
Meeting - The annual shareholders’ meeting of Wesco Financial Corporation will be held in Ballroom D of The Pasadena Convention Center (adjacent to the western side of The Pasadena Civic Auditorium) at 300 East Green Street, in Pasadena, California, at 2:00 p.m., on Wednesday, May 6, 2009.
Parking - The Pasadena Convention Center’s parking structure may be accessed from Euclid Avenue, which runs north-south, to the east of the Center. Additional parking can be found nearby, in the shopping center across Green Street to the north, and at the corner of Green Street and Los Robles Avenue, a block to the east of the Convention Center.
Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice of Annual Meeting of Shareholders, Proxy Statement and combined printed annual report and
Form 10-K are available at www.materials.proxyvote.com/950817.

☐ (FOLD AND DETACH HERE) ☐	WESCO2

WESCO FINANCIAL CORPORATION
Proxy for Annual Meeting of Shareholders
May 6, 2009
This Proxy is Solicited on Behalf of the Board of Directors
The undersigned hereby appoints CHARLES T. MUNGER and MARGERY A. PATRICK, or either of them, as Proxies, each with the power to appoint his or her substitute, and hereby authorizes them to represent and to vote, as directed on the other side hereof, all shares of capital stock of WESCO FINANCIAL CORPORATION held of record by the undersigned on March 12, 2009, at the annual meeting of shareholders to be held in Ballroom D of The Exhibit Hall and Ballroom Building of The Pasadena Convention Center, 300 East Green Street, Pasadena, California, on Wednesday, May 6, 2009 at 2:00 p.m., or at any adjournment or adjournments thereof.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

(Continued and to be signed on the other side)

VOTE BY PHONE — 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage- paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	WESCO1	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

WESCO FINANCIAL CORPORATION			For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
Vote on Directors
1.
ELECTION OF DIRECTORS to serve until the next annual meeting of shareholders or until their respective successors shall have been duly elected and qualified. The Proxies are directed to vote for all nominees listed below (except as marked to the contrary):
			☐	☐	☐

	Nominees: 01. Charles T. Munger 02. Carolyn H. Carlburg 03. Robert E. Denham	04. Robert T. Flaherty Peter 05. D. Kaufman Elizabeth 06. Caspers Peters

Vote on Proposal		For	Against	Abstain

2.	OTHER MATTERS. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.	☐	☐	☐

For address changes and/or comments, please check this box and write them on the back where indicated.			☐

Please indicate if you plan to attend this meeting.	☐ Yes	☐ No

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date